                                   EXHIBIT 99

PRESS RELEASE                                              FOR IMMEDIATE RELEASE
-------------                                              ---------------------

                                  Contact: Preston Bair, Chief Financial Officer
                                  Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
              EARNINGS FOR THE QUARTER AND YEAR ENDED JUNE 30, 2005

Coshocton, Ohio, July 27, 2005 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $194,000, or $.12 basic and diluted earnings per share for the quarter ended June 30, 2005 compared to net income of $431,000, or $.27 basic and diluted earnings per share for the quarter ended June 30, 2004, a decrease of $237,000, or 55.1%.

     The decrease in earnings for the quarter ended June 30, 2005 compared with June 30, 2004, was primarily attributable to decreases in net interest income of $148,000 and noninterest income of $71,000 and increases in the provision for loan loss of $94,000 and noninterest expense of $90,000, partially offset by a decrease in income tax expense of $166,000. The decrease in net interest income was due to a decrease in the net interest margin partially offset by an increase in average earning assets. The decrease in noninterest income was primarily due to a nonrecurring gain on sales of securities available for sale of $115,000 in 2004, partially offset in 2005 by an increase in gains on the sale of loans of $32,000 and an increase of $15,000 in the value of bank owned life insurance.

     The increase in the provision for loan loss was primarily due to a decline in the value of rental real estate which resulted in the Company establishing specific reserves on certain nonperforming loans combined with an increase in the level of nonperforming loans due to general economic conditions in HLFC's market area. The increase in noninterest expense was primarily due to increases in salaries and benefits and other costs associated with the Mount Vernon branch, which opened in January 2005.

     Net income for the year ended June 30, 2005 was $1,290,000, or $0.80 basic and $0.79 diluted earnings per share, compared to $1,785,000 for the year ended June 30, 2004, or $1.13 basic and $1.11 diluted earnings per share, a decrease of $495,000, or 27.7%.

     The decrease in earnings for the year ended June 30, 2005 compared with June 30, 2004 was primarily attributable to a decrease in net interest income of $204,000 and increases in the provision for loan loss of $310,000 and noninterest expense of $261,000, partially offset by a decrease of $284,000 in income tax expense.

     The decrease in net interest income was primarily due to a decrease in net interest margin, partially offset by an increase in average earning assets. The increase in noninterest expense was primarily due to increases in salaries and benefits and other costs associated with the Mount Vernon branch, which opened in January 2005. The increase in the provision for loan losses was previously discussed.

     The net interest margin for the three months ended June 30, 2005 was 3.75%. Return on average equity and return on average assets for the three months ended June 30, 2005 were 3.35% and 0.48%, respectively. The book value of HLFC's common stock was $13.51 per share as of June 30, 2005 compared to $13.27 per share as of June 30, 2004, an increase of $.24, or 1.8%.

     Total assets at June 30, 2005 were $162.1 million compared to June 30, 2004 assets of $160.0 million, an increase of $2.1 million, or 1.3%. The increase in total assets was primarily due to increases in cash and cash equivalents of $2.0 million and premises and equipment of $848,000, partially offset by a decrease in mortgage-backed securities of $1.6 million. Total liabilities increased $1.4 million, or 1.0%, compared to June 30, 2004. The increase is primarily a result of a $4.8 million increase in total deposits which was partially offset by a $3.6 million decrease in FHLB advances. Total equity at June 30, 2005 was $23.0 million compared to $22.3 million at June 30, 2004.

     Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Home Loan Savings Bank has two offices located in Coshocton, Ohio, a branch in West Lafayette, Ohio and a branch in Mt. Vernon, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                              June 30, 2005      June 30, 2004
                                                              -------------      -------------

ASSETS
Cash and cash equivalents                                     $   5,242,892      $   3,275,185
Interest bearing time deposits                                      500,762                 --
Securities available for sale                                     7,256,203          7,105,703
Mortgage-backed securities available for sale                     8,691,644         10,321,735
Federal Home Loan Bank stock                                      2,352,700          2,250,700
Loans, net                                                      131,013,785        131,549,778
Premises and equipment, net                                       2,228,933          1,380,927
Accrued interest receivable                                         815,055            719,141
Bank owned life insurance                                         3,147,036          3,016,864
Other assets                                                        803,826            410,239
                                                              -------------      -------------
         Total assets                                         $ 162,052,836      $ 160,030,272
                                                              =============      =============

LIABILITIES

Deposits                                                      $  92,732,451      $  87,853,639
Federal Home Loan Bank advances                                  45,144,836         48,756,389
Accrued interest payable                                            564,501            503,994
Accrued expenses and other liabilities                              651,862            606,824
                                                              -------------      -------------
     Total liabilities                                          139,093,650        137,720,846

SHAREHOLDERS' EQUITY

Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                       --                 --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                --                 --
Additional paid-in capital                                       14,745,661         14,508,999
Retained earnings                                                14,463,377         14,722,513
Unearned employee stock ownership plan shares                      (492,319)          (773,982)
Unearned recognition and retention plan shares                     (165,809)          (189,779)
Treasury stock, at cost - 548,337 shares at                      (5,668,771)        (5,818,102)
    June 30, 2005 and 566,543 shares at
    June 30, 2004
Accumulated other comprehensive income                               77,047           (140,223)
                                                              -------------      -------------
       Total shareholders' equity                                22,959,186         22,309,426
                                                              -------------      -------------
           Total liabilities and shareholders' equity         $ 162,052,836      $ 160,030,272
                                                              =============      =============

                        CONSOLIDATED STATEMENTS OF INCOME



                                     Three Months Ended               Year Ended
                                          June 30,                     June 30,
                                   -----------------------      -----------------------
                                      2005         2004            2005        2004
                                   ----------   ----------      ----------   ----------

Total interest income              $2,404,085   $2,428,407      $9,563,245   $9,642,882
Total interest expense                996,111      871,916       3,756,925    3,632,598
                                   ----------   ----------      ----------   ----------
      Net interest income           1,407,974    1,556,491       5,806,320    6,010,284
Provision for loan losses             360,000      266,000         661,000      351,000
                                   ----------   ----------      ----------   ----------
      Net interest income after
       provision for loan losses    1,047,974    1,290,491       5,145,320    5,659,284
Total noninterest income              258,616      329,674         873,850      877,747
Total noninterest expense           1,009,856      920,037       4,037,553    3,776,782
                                   ----------   ----------      ----------   ----------
Income before income
      tax expense                     296,734      700,128       1,981,617    2,760,249
Income tax expense                    103,200      268,921         691,200      974,821
                                   ----------   ----------      ----------   ----------
      Net income                   $  193,534   $  431,207      $1,290,417   $1,785,428
                                   ==========   ==========      ==========   ==========

Basic earnings per share                 $.12   $      .27      $      .80   $     1.13
                                   ==========   ==========      ==========   ==========
Diluted earnings per share         $      .12   $      .27      $      .79   $     1 11
                                   ==========   ==========      ==========   ==========



                              KEY OPERATING RATIOS


                                       At or For The                At or For The
                                     Three Months Ended              Year Ended
                                          June 30,                     June 30,
                                   -----------------------      -----------------------
                                      2005         2004            2005        2004
                                   ----------   ----------      ----------   ----------

Net interest margin*                     3.75%        4.15%           3.86%        4.11%
Return on average assets                 0.48%        1.09%           0.80%        1.17%
Return on average equity                 3.35%        7.58%           5.63%        7.97%
Total equity to total assets            14.17%       13.94%          14.17%       13.94%
Common shares outstanding           1,699,913    1,681,707       1,699,913    1,681,707
Book value per share                   $13.51       $13.27          $13.51       $13.27
Nonperforming assets to
   total assets                          1.36%        0.95%           1.36%        0.95%



* Net interest margin has been calculated on a fully taxed equivalent basis.